UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2015

Coeur Mining, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8641	82-0109423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

104 S. Michigan Ave., Suite 900

Chicago, Illinois 60603

(Address of Principal Executive Offices)

(312) 489-5800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously announced, Coeur Mining, Inc. (“Coeur”) entered into the Agreement and Plan of Merger, dated as of December 16, 2014 (the “Original Merger Agreement”), which was amended by the Amendment to Agreement and Plan of Merger dated March 3, 2015 (the “Amendment” and, together with the Original Merger Agreement, the “Merger Agreement”), with Hollywood Merger Sub, Inc., a wholly-owned subsidiary of Coeur (“Merger Sub”), Paramount Gold and Silver Corp. (“Paramount”) and Paramount Nevada Gold Corp., a wholly-owned subsidiary of Paramount that was subsequently merged with and into its direct subsidiary, Paramount Gold Nevada Corp. (“SpinCo”). On April 17, 2015, pursuant to the terms and conditions of the Merger Agreement, Paramount spun off SpinCo to its stockholders (the “Spin-Off”) and Merger Sub merged with and into Paramount, with Paramount continuing as the surviving corporation and as a wholly-owned subsidiary of Coeur.

Spin-Off

On April 17, 2015, prior to the Spin-Off, (i) Coeur made a loan to Paramount in the principal amount of $8.53 million and Paramount contributed substantially all of the proceeds of such loan to SpinCo as an equity contribution, and (ii) SpinCo issued to Coeur, in exchange for a cash payment by Coeur in the amount of $1.47 million, newly issued shares of SpinCo common stock amounting to 4.9% of the outstanding SpinCo common stock after issuance. Paramount and SpinCo then entered into the previously disclosed separation agreement, and Paramount completed the Spin-Off by paying a dividend to Paramount’s stockholders on a pro rata basis of all of the shares of SpinCo common stock then held by Paramount.

As a result of the Spin-Off, former Paramount’s stockholders own approximately 95.1% of SpinCo, which is a standalone, publicly traded company, listed on the NYSE MKT LLC under the symbol “PZG”, and Coeur owns the remaining 4.9%.

Merger

On April 17, 2015, following the Spin-Off, Merger Sub and Paramount completed the transaction contemplated by the Merger Agreement, pursuant to which Merger Sub merged with and into Paramount, with Paramount continuing as the surviving corporation and a wholly-owned subsidiary of Coeur. Pursuant to the Merger Agreement, at the effective time, each issued and outstanding share of Paramount common stock, par value $0.001 per share, was converted into the right to receive 0.2016 shares of Coeur common stock, par value $0.01 per share (other than shares held by Coeur, Paramount or any wholly-owned subsidiary of either one), with cash paid in lieu of fractional shares. Coeur issued approximately 32.7 million shares of Coeur common stock as consideration in the transaction. Based on the closing price of Coeur common stock on April 16, 2015 as reported on the New York Stock Exchange, the aggregate value of the consideration paid or payable to former holders of Paramount’s common stock is approximately $185.9 million.

Additional information regarding the transaction may be found in the press release issued by Coeur in connection with the announcement of the completion of the transaction, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The foregoing description of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Original Merger Agreement, which was previously filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 2.1 to Coeur’s Current Report on Form 8-K dated December 18, 2014 and is incorporated by reference as Exhibit 2.1 to this Current Report on 8-K, and the Amendment, which was previously filed with the SEC as Exhibit 2.1 to Coeur’s Current Report on Form 8-K dated March 6, 2015, and is incorporated by reference as Exhibit 2.2 to this Current Report on 8-K.

Item 8.01.	Other Events.

On April 17, 2015, Coeur issued a press release announcing the closing of the transactions contemplated by the Merger Agreement.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	List of Exhibits

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of December 16, 2014, among Coeur Mining, Inc., Hollywood Merger Sub, Inc., Paramount Gold and Silver Corp. and Paramount Nevada Gold Corp. (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on December 18, 2014).

Exhibit 2.2	Amendment to Agreement and Plan of Merger, dated as of March 3, 2015, among Coeur Mining, Inc., Hollywood Merger Sub, Inc., Paramount Gold and Silver Corp. and Paramount Nevada Gold Corp. (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on March 6, 2015).

Exhibit 99.1	Press Release of Coeur dated April 17, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.

Date: April 17, 2015	By:	/s/ Peter C. Mitchell
	Name:	Peter C. Mitchell
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of December 16, 2014, among Coeur Mining, Inc., Hollywood Merger Sub, Inc., Paramount Gold and Silver Corp. and Paramount Nevada Gold Corp. (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on December 18, 2014).

Exhibit 2.2	Amendment to Agreement and Plan of Merger, dated as of March 3, 2015, among Coeur Mining, Inc., Hollywood Merger Sub, Inc., Paramount Gold and Silver Corp. and Paramount Nevada Gold Corp. (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on March 6, 2015).

Exhibit 99.1	Press Release of Coeur dated April 17, 2015.